EXHIBIT 10.2

FIRST AMENDMENT
TO
SECOND AMENDED AND RESTATED LOAN AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AGREEMENT (this “Amendment”) is entered into as of December 13, 2005 between TOR Minerals International, Inc., a Delaware corporation (“Borrower”) and BANK OF AMERICA, N.A., a national banking association (“Lender”).  Capitalized terms used but not defined in this Amendment have the meaning given them in the Loan Agreement (defined below).

RECITALS

A.        Borrower and Lender entered into that certain Second Amended and Restated Loan Agreement dated as of December 21, 2004 (as amended, restated or supplemented the “Loan Agreement”).

B.         Borrower and Lender have agreed to amend the Loan Agreement, subject to the terms and conditions of this Amendment.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned hereby agree as follows:

1.                  Amendments to Loan Agreement.

(a)                Section 1 of the Loan Agreement is amended to add the following definitions in their entirety, in their appropriate alphabetical order:

Deeds of Trust is defined in Section 2.I of this Agreement.

Real Estate Term Loan is defined in Section 2.K of this Agreement.

Term Note is defined in Section 2.F of this Agreement.

(b)               The first sentence of Section 2.A of the Loan Agreement is amended to delete the date “October 1, 2006” where it appears and to replace it with “October 1, 2007” so that such sentence shall read in its entirety as follows:

“Lender agrees to establish a revolving line of credit for Loans to be made to Borrower, which shall be evidenced by the promissory note maturing October 1, 2007 (or earlier if Lender’s commitment to make Loans under the Revolving Note is otherwise canceled or terminated in accordance with Section 7 of this Agreement or otherwise), which is in the form attached as Exhibit A-1, to which reference is here made for all purposes (the “Revolving Note”).”

First Amendment to Second AR Credit Agreement

(c)                Section 2.D of the Loan Agreement is amended to reduce the LC fee by replacing “2.0%” where it appears with “1.5%” so that such section shall read in its entirety as follows:

“LC Fees.  At the time of issuance, Borrower shall pay to Lender an LC fee for each LC equal to the greater of (i) 1.5% of the maximum amount available to be drawn under such LC, or (ii) $300.00.”

(d)               Section 2.H of the Loan Agreement is amended to add a new clause (ii) in its entirety as follows:

“ii.        Real Estate Term Loan.  Prior to funding the Real Estate Term Loan, Borrower shall furnish Lender with all of the items set forth on Schedule 1 hereto.”

(e)                Section 2.I of the Loan Agreement is amended to delete clause (iii) in its entirety, and to replace it with clauses (iii) and (iv) below, so that such clauses shall read in their entirety as follows:

“iii.       A first and prior security interest in the “Mortgaged Property” described in that certain Leasehold Deed of Trust, Security Agreement and UCC Financing Statement for Fixture Filing dated December 13, 2005, filed of record in Nueces County, Texas, and executed by Borrower to PRLAP, Inc. for the benefit of Lender and that certain Deed of Trust, Security Agreement and UCC Financing Statement for Fixture Filing dated December 13, 2005, filed of record in Nueces County, Texas, and executed by Borrower to PRLAP, Inc. for the benefit of Lender (collectively, the “Deeds of Trust”); and

iv.        Any other collateral described in that Security Agreement of even date herewith from Borrower to Lender, and additional collateral which may be given to Lender at any time.”

(f)                 Section 2 of the Loan Agreement is amended to add a new Section 2.K in its entirety as follows:

“K.       Real Estate Term Loan.  Lender agrees to make a single advance term loan to Borrower in the amount of $1,029,000.00 (the “Real Estate Term Loan”), which shall be evidenced by that certain Promissory Note maturing November 30, 2010 or earlier if accelerated under the terms of this Agreement, which promissory note is in the form attached as Exhibit A-3, to which reference is here made for all purposes (the “Real Estate Term Note”).”

(g)                Section 6 of the Loan Agreement is amended to delete the word “and” at the end of Section 6.H, to replace the  “.” at the end of Section 6.I with “; and” and to add a new Section 6.J so that such sections read in their entirety as follows:

First Amendment to Second AR Credit Agreement                  2

“H.       Lender is served with, or become subject to, a court order, injunction, or other process or decree restraining or seeking to restrain it from paying any amount under any LC and either (i) a drawing has occurred under the LC and Borrower has refused to reimburse Lender for payment or (ii) the expiration date of the LC has occurred but the right of any beneficiary thereunder to draw under the LC has been extended past the expiration date in connection with the pendency of the related court action or proceeding and Borrower has failed to Cash Collateralize the then outstanding LC Exposure;

I.          Borrower notifies Lender of the existence of a Material Adverse Event; and

J.         The occurrence of a default or an “Event of Default” as defined in the Revolving Note, Term Note, Real Estate Term Note or the Deeds of Trust.”

(h)                Section 8 of the Loan Agreement is amended to change the address of Porter & Hedges, L.L.P. as follows:

“Porter & Hedges, L.L.P.

1000 Main Street, 36th Floor

Houston, Texas  77002

Attn: Nick H. Sorensen

Fax No. 713-226-6277”

2.                  Schedules.  The Loan Agreement is amended to add Schedule 1 (Conditions Precedent to Real Estate Term Loan) in the form of Schedule 1 to this Amendment.

3.                  Exhibits.  The Loan Agreement is amended to add Exhibit A-3 (Real Estate Term Note) in the form of Exhibit A-3 to this Amendment.

4.                  Conditions.  This Amendment shall be effective once each of the following have been delivered to Lender:

(a)                this Amendment executed by Borrower and Lender;

(b)               the items listed on Schedule 1;

(c)                Certificates of Existence and Good Standing of Borrower from its jurisdiction of organization and Certificates of Good Standing and Authority to do Business of Borrower from the State of Texas; and

(d)               such other documents as Lender may reasonably request.

First Amendment to Second AR Credit Agreement                  3

5.                  Representations and Warranties.  Borrower represents and warrants to Lender that (a) it possesses all requisite power and authority to execute, deliver and comply with the terms of this Amendment, (b) this Amendment has been duly authorized and approved by all requisite corporate action on the part of Borrower, (c) no other consent of any person, governmental authority, or entity (other than Lender) is required for this Amendment to be effective, (d) the execution and delivery of this Amendment does not violate its organizational documents, (e) the representations and warranties in each Loan Document to which it is a party are true and correct in all material respects on and as of the date of this Amendment as though made on the date of this Amendment (except to the extent that such representations and warranties speak to a specific date), (f) it is in full compliance with all covenants and agreements contained in each Loan Document to which it is a party, and (g) no Event of Default has occurred and is continuing.  The representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment.  No investigation by Lender is required for Lender to rely on the representations and warranties in this Amendment.

6.                  Scope of Amendment; Reaffirmation; Release.  All references to the Loan Agreement shall refer to the Loan Agreement as amended by this Amendment.  Except as affected by this Amendment, the Loan Documents are unchanged and continue in full force and effect.  However, in the event of any inconsistency between the terms of the Loan Agreement (as amended by this Amendment) and any other Loan Document, the terms of the Loan Agreement shall control and such other document shall be deemed to be amended to conform to the terms of the Loan Agreement.  Borrower hereby reaffirms its obligations under the Loan Documents to which it is a party and agrees that all Loan Documents to which they are a party remain in full force and effect and continue to be legal, valid, and binding obligations enforceable in accordance with their terms (as the same are affected by this Amendment).  Borrower hereby releases Lender from any liability for actions or omissions in connection with the Loan Agreement and the other Loan Documents prior to the date of this Amendment.

7.                  Miscellaneous.

(a)                No Waiver of Defaults.  This Amendment does not constitute (i) a waiver of, or a consent to, (A) any provision of the Loan Agreement or any other Loan Document not expressly referred to in this Amendment, or (B) any present or future violation of, or default under, any provision of the Loan Documents, or (ii) a waiver of Lender’s right to insist upon future compliance with each term, covenant, condition and provision of the Loan Documents.

(b)               Form.  Each agreement, document, instrument or other writing to be furnished to Lender under any provision of this Amendment must be in form and substance satisfactory to Lender and its counsel.

(c)                Headings.  The headings and captions used in this Amendment are for convenience only and will not be deemed to limit, amplify or modify the terms of this Amendment, the Loan Agreement or the other Loan Documents.

(d)               Costs, Expenses and Attorneys’ Fees.  Borrower agrees to pay or reimburse Lender on demand for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Amendment, including, without limitation, the reasonable fees and disbursements of Lender’s counsel.

First Amendment to Second AR Credit Agreement                  4

(e)                Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of each of the undersigned and their respective successors and permitted assigns.

(f)                 Multiple Counterparts.  This Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document.  All counterparts must be construed together to constitute one and the same instrument.  This Amendment may be transmitted and signed by facsimile.  The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on Borrower and Lender.  Lender may also require that any such documents and signatures be confirmed by a manually-signed original; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

(g)                Governing Law.  This Amendment and the other Loan Documents must be construed, and their performance enforced, under Texas law.

(h)                Arbitration.  Upon the demand of any party to this Amendment, any dispute shall be resolved by binding arbitration as provided for in Section 11 of the Loan Agreement.

(i)                  Entirety.  The Loan Documents (as amended hereby) Represent the Final Agreement Between Borrower and Lender and May Not Be Contradicted by Evidence of Prior, Contemporaneous, or Subsequent Oral Agreements by the Parties.  There Are No Unwritten Oral Agreements among the Parties.

[Signatures appear on the next page.]

First Amendment to Second AR Credit Agreement                                     5

The Amendment is executed as of the date set out in the preamble to this Amendment.

TOR MINERALS INTERNATIONAL, INC.

By:
                   Richard L. Bowers
      President and Chief Executive   Officer

Signature Page to the First Amendment to Second Amended and Restated Loan Agreement

BANK OF AMERICA, N.A.

By:
                     Victor N. Tekell
                Senior Vice President

Signature Page to the First Amendment to Second Amended and Restated Loan Agreement

Schedule 1

Conditions Precedent to Real Estate Term Loan

1.         Real Estate Term Note executed by Borrower and Lender

2.         Leasehold Deed of Trust, Security Agreement and UCC Financing Statement for Fixture Filing executed by Borrower covering Borrower’s interest in the ground leases and improvements located at 722 Burleson Street, Corpus Christi, Texas, accompanied by an Assignment of Leases and Rents

3.         Deed of Trust, Security Agreement and UCC Financing Statement for Fixture Filing executed by Borrower covering Borrower’s interest in real estate located at 722 Burleson Street, Corpus Christi, Texas, accompanied by an Assignment of Leases and Rents

4.         Mutual Recognition, Landlord’s Consent and Subordination executed by the Port of Corpus Christi Authority of Nueces County, Texas, Lender and Borrower

5.         Secretary’s Certificate of Borrower

                        a.         Resolutions

            b.         Articles of Incorporation

                        c.         Bylaws

                        d.         Incumbency

                        e.         Certificates of Existence/Good Standing

6.         Real Estate Due Diligence Regarding 722 Burleson Street, Corpus Christi, Texas

                        a.         Survey

                        b.         Mortgagee’s Title Commitment

                        c.         Copies of Ground Leases (including Third Amendment to Lease)

                        d.         Flood Determination Certification

7.         Memorandum of Lease

8.         Certificates of Insurance naming Lender as loss payee or additional insured (as applicable), of general liability, property, flood, and other insurance

9.         Satisfactory completion of Lender’s due diligence with respect to Borrower’s taxes, accounting, financial statements, labor matters, insurance, material contracts, environmental matters, litigation, pension matters, property matters, debt agreements and other contingent liabilities

Schedule 1

Exhibit A-3

PROMISSORY NOTE

(Real Estate Term Loan)

Date:                December 13, 2005                   [   ] Renewal                              Amount:  $1,029,000.00
Maturity Date:   November 30, 2010

Lender: Bank of America, N.A. 700 Louisiana, 7th floor Houston, Texas 77002	Borrower: Tor Minerals International, Inc. 722 Burleson Street P. O. Box 2544 Corpus Christi, Nueces County, Texas 78403

FOR VALUE RECEIVED, the undersigned Borrower unconditionally promises to pay to the order of Lender, its successors and assigns, without setoff, at its offices indicated at the beginning of this Note or at such other place as may be designated by Lender, the principal amount of One Million Twenty Nine Thousand and 00/100 Dollars ($1,029,000.00) or so much thereof as may be advanced from time to time in immediately available funds, together with interest computed daily on the outstanding principal balance hereunder, at an annual interest rate, and in accordance with the payment schedule, indicated below.

1.         Rate [Prime Rate].  The interest rate is a rate per year equal to the Lender’s Prime Rate. The Prime Rate is the rate of interest publicly announced from time to time by the Lender as its Prime Rate (the “Index”).  The Prime Rate is set by the Lender based on various factors, including the Lender’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans.  The Lender may price loans to its customers at, above, or below the Prime Rate. Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Lender’s Prime Rate.  The Index is not necessarily the lowest rate charged by Lender on its loans and is set by Lender in its sole discretion. If the Index becomes unavailable during the term of this loan, Lender shall substitute an index determined by Lender to be comparable, in its sole discretion, and will notify Borrower accordingly.  Lender will tell Borrower the current Index rate upon Borrower’s request.

Exhibit A-3

2.         Usury Savings Clause.  Notwithstanding any provision of this Note, Lender does not intend to charge and Borrower shall not be required to pay any amount of interest or other charges in excess of the maximum permitted by applicable law.  Borrower and Lender agree that the total amount of interest contracted for, charged, collected or received by Lender under this Agreement shall not exceed the Maximum Lawful Rate (as defined in the Loan Agreement defined below).  To the extent, if any, that Chapter 303 of the Texas Finance Code (the “Finance Code”) is relevant to Lender for purposes of determining the Maximum Lawful Rate, the parties elect to determine the Maximum Lawful Rate under the Finance Code pursuant to the “weekly ceiling” from time to time in effect, as referred to and defined in § 303.001-303.016 of the Finance Code; subject, however, to any right Lender subsequently may have under applicable law to change the method of determining the Maximum Lawful Rate.

3.         Accrual Method.  Unless otherwise indicated, interest at the Rate set forth above will be calculated by the 365/360 day method (a daily amount of interest is computed for a hypothetical year of 360 days; that amount is multiplied by the actual number of days for which any principal is outstanding hereunder).

4.         Rate Change Date.  Any Rate based on a fluctuating index or base rate will change, unless otherwise provided, each time and as of the date that the index or base rate changes.

5.         Payment Schedule. All payments received hereunder shall be applied, first to the payment of any expense or charges payable hereunder or under any other loan documents executed in connection with this Note, then to interest due and payable, with the balance applied to principal, or in such other order as Lender shall determine at its option.

6.         Level Principal Plus Accrued Interest.  The principal amount of this note shall be due and payable in 60 successive monthly installments of $12,250.00 each, commencing on December 30, 2005 and continuing on the 30th day of each successive month thereafter, and one final installment of the balance remaining on November 30, 2010. Interest shall be due and payable monthly, with the first payment to be made on December 30, 2005 and continuing on the 30th day of each successive month thereafter.

7.         Delinquency Charge.  Lender shall be entitled to charge a delinquency charge on commercial loans on the amount of any installment or other amount in default for a period of not less than 15 days, in a reasonable amount not to exceed 4% of the amount of the delinquent installment, in addition to the interest provided for herein.

8.         Automatic Payment.  Borrower has elected to authorize Lender to effect payment of sums due under this Note by means of debiting Borrower’s account number 6110107387. This authorization shall not affect the obligation of Borrower to pay such sums when due, without notice, if there are insufficient funds in such account to make such payment in full on the due date thereof, or if Lender fails to debit the account.

Exhibit A-3

9.         Representations, Waivers, Consents and Covenants. Borrower and Lender have entered into that certain Second Amended and Restated Loan Agreement dated December 21, 2004 (as amended, restated, or supplemented from time to time, the “Loan Agreement”). Borrower represents that all of the representations in the Loan Agreement are true and correct as of this date. Borrower covenants that it will keep all of the covenants and agreements set forth in the Loan Agreement. No waiver, consent, modification or amendment with respect to this Note shall be effective without compliance with the provisions of the Loan Agreement. Borrower, any endorser or guarantor hereof, or any other party hereto (individually an “Obligor” and collectively “Obligors”) and each of them jointly and severally: (a) waive presentment, demand, protest, notice of demand, notice of intent to accelerate, notice of acceleration of maturity, notice of protest, notice of nonpayment, notice of dishonor, and any other notice required to be given under the law to any Obligor in connection with the delivery, acceptance, performance, default or enforcement of this Note, any endorsement or guaranty of this Note, or any other documents executed in connection with this Note or any other note or other loan documents now or hereafter executed in connection with any obligation of Borrower to Lender (the “Loan Documents”); (b) consent to all delays, extensions, renewals or other modifications of this Note or the Loan Documents, or waivers of any term hereof or of the Loan Documents, or release or discharge by Lender of any of Obligors, or release, substitution or exchange of any security for the payment hereof, or the failure to act on the part of Lender, or any indulgence shown by Lender (without notice to or further assent from any of Obligors), and agree that no such action, failure to act or failure to exercise any right or remedy by Lender shall in any way affect or impair the obligations of any Obligors or be construed as a waiver by Lender of, or otherwise affect, any of Lender’s rights under this Note, under any endorsement or guaranty of this Note or under any of the Loan Documents; and (c) after default, agree to pay, on demand, all costs and expenses of collection or defense of this Note or of any endorsement or guaranty hereof and/or the enforcement or defense of Lender’s rights with respect to, or the administration, supervision, preservation, or protection of, or realization upon, any property securing payment hereof, including, without limitation, reasonable attorney’s fees, including fees related to any suit, mediation or arbitration proceeding, out of court payment agreement, trial, appeal, bankruptcy proceedings or other proceeding, in such amount as may be determined reasonable by any arbitrator or court, whichever is applicable.

10.       Prepayments.  Prepayments may be made in whole or in part at any time on any principal amounts, without premium or penalty.

11.       Events of Default. The occurrence of any Event of Default specified in the Loan Agreement, unless cured within the time specified therein, shall constitute an Event of Default under this Note.  The following are also events of default hereunder: (a) the failure to pay or perform any obligation, liability or indebtedness of any Obligor to Lender, or to any affiliate or subsidiary of Bank of America Corporation, whether under this Note or any Loan Documents, as and when due (whether upon demand, at maturity or by acceleration); (b) the failure to pay or perform any other obligation, liability or indebtedness of any Obligor to any other party; (c) the commencement of a proceeding against any Obligor for dissolution or liquidation, the voluntary or involuntary termination or dissolution of any Obligor or the merger or consolidation of any Obligor with or into another entity; (d) the insolvency of, the business failure of, the appointment of a custodian, trustee, liquidator or receiver for or for any of the property of, the assignment for the benefit of creditors by, or the filing of a petition under bankruptcy, insolvency or debtor’s relief law or the filing of a petition for any adjustment of indebtedness, composition or extension by or against any Obligor; (e) Borrower has given Lender any representation or information which was, when it was made, false or materially misleading; (f) the failure of any Obligor to timely deliver such financial statements, including tax returns, other statements of condition or other information, as Lender shall request from time to time; (g) the entry of a judgment against any Obligor which Lender deems to be of a material nature, in Lender’s sole discretion; (h) the seizure or forfeiture of, or the issuance of any writ of possession, garnishment or attachment, or any turnover order for any property of any Obligor; or (i) the failure of Borrower’s business to comply with any law or regulation controlling its operation.

Exhibit A-3

12.       Remedies upon Default.  The effect of the occurrence of any Event of Default under this Note shall be as specified in the Loan Agreement.  In addition, upon the occurrence of an Event of Default which is not cured within the time specified therein, (a) the Rate of Interest on this Note shall be increased, from and after such date, to the Prime Rate plus 4.0% per annum, not to exceed the maximum rate allowed by law (“Default Rate”) and (b) the entire balance outstanding under this Note and all other obligations of Borrower to Lender shall, at the option of Lender, become immediately due and payable, and any obligation of Lender to permit further borrowing under this Note shall immediately cease and terminate.  The provisions herein for a Default Rate shall not be deemed to extend the time for any payment hereunder or to constitute a grace period giving Obligors a right to cure any default.  At Lender’s option, any accrued and unpaid interest, fees or charges may, for purposes of computing and accruing interest on a daily basis after the due date of the Note or any installment thereof, shall be deemed to be a part of the principal balance, and interest shall accrue on a daily compounded basis after such date at the Default Rate provided in this Note until the entire outstanding balance of principal and interest is paid in full.  Upon a default under this Note, Lender is hereby authorized at any time, at its option and without notice or demand, to set off and charge against any deposit accounts of any Obligor (as well as any money, instruments, securities, documents, chattel paper, credits, claims, demands, income and any other property, rights and interests of any Obligor), which at any time shall come into the possession or custody or under the control of Lender or any of its agents, affiliates or correspondents, any and all obligations due hereunder. Additionally, Lender shall have all rights and remedies available under each of the Loan Documents, as well as all rights and remedies available at law or in equity.

13.       Non-Waiver.  The failure at any time of Lender to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date.  All rights and remedies of Lender shall be cumulative and may be pursued singly, successively or together, at the option of Lender.  The acceptance by Lender of any partial payment shall not constitute a waiver of any default or of any of Lender’s rights under this Note.  No waiver of any of its rights hereunder, and no modification or amendment of this Note, shall be deemed to be made by Lender unless the same shall be in writing, duly signed on behalf of Lender; each such waiver shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Lender or the obligations of Obligors to Lender in any other respect at any other time.

14.       Applicable Law, Venue and Jurisdiction.  Borrower agrees that this Note shall be deemed to have been made in the State of Texas at Lender’s address indicated at the beginning of this Note and shall be governed by, and construed in accordance with, the laws of the State of Texas.  In any litigation in connection with or to enforce this Note or any endorsement or guaranty of this Note or any Loan Documents, Obligors, and each of them, irrevocably consent to and confer personal jurisdiction on the courts of the State of Texas or the United States courts located within the State of Texas.  Nothing contained herein shall, however, prevent Lender from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available under applicable law.

Exhibit A-3

15.       Partial Invalidity. The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of this Note or of the Loan Documents to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

16.       Binding Effect.  This Note shall be binding upon and inure to the benefit of Borrower, Obligors and Lender and their respective successors, assigns, heirs and personal representatives, provided, however, that no obligations of Borrower or Obligors hereunder can be assigned without prior written consent of Lender.

17.       Controlling Document.  To the extent that this Note conflicts with or is in any way incompatible with any other document related specifically to the loan evidenced by this Note, this Note shall control over any other such document, and if this Note does not address an issue, then each other such document shall control to the extent that it deals most specifically with an issue.

18.       ARBITRATION AND WAIVER OF JURY TRIAL.

A.        This section concerns the resolution of any controversies or claims between Borrower or Lender, whether arising in contract, tort or by statute, including but not limited to controversies or claims that arise out of or relate to (i) this Note (including any renewals, extensions or modifications), or (ii) any document related to this Note (collectively a “Claim”).  For the purposes of this arbitration provision only, the term “parties” shall include any parent corporation, subsidiary or affiliate of Lender involved in the servicing, management or administration of any obligation described or evidenced by this Note.

B.         At the request of Borrower or Lender, any Claim shall be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U.S. Code) (the “Act”).  The Act will apply even though this Note provides that it is governed by the law of a specified state.

C.        Arbitration proceedings will be determined in accordance with the Act, the applicable rules and procedures for the arbitration of disputes of JAMS or any successor thereof (“JAMS”), and the terms of this section.  In the event of any inconsistency, the terms of this section shall control.

Exhibit A-3

D.        The arbitration shall be administered by JAMS and conducted, unless otherwise required by law, in any U.S. state where real or tangible personal property collateral for this credit is located or if there is no such collateral, in Texas. All Claims shall be determined by one arbitrator; however, if Claims exceed Five Million Dollars ($5,000,000), upon the request of any party, the Claims shall be decided by three arbitrators.  All arbitration hearings shall commence within ninety (90) days of the demand for arbitration and close within ninety (90) days of commencement and the award of the arbitrator(s) shall be issued within thirty (30) days of the close of the hearing.  However, the arbitrator(s), upon a showing of good cause, may extend the commencement of the hearing for up to an additional sixty (60) days.  The arbitrator(s) shall provide a concise written statement of reasons for the award.  The arbitration award may be submitted to any court having jurisdiction to be confirmed and enforced.

E.         The arbitrator(s) will have the authority to decide whether any Claim is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis.  For purposes of the application of the statute of limitations, the service on JAMS under applicable JAMS rules of a notice of Claim is the equivalent of the filing of a lawsuit.  Any dispute concerning this arbitration provision or whether a Claim is arbitrable shall be determined by the arbitrator(s).  The arbitrator(s) shall have the power to award legal fees pursuant to the terms of this agreement.

F.         This section does not limit the right of Borrower or Lender: (i) exercise self-help remedies, such as but not limited to, setoff; (ii) initiate judicial or non-judicial foreclosure against any real or personal property collateral; (iii) exercise any judicial or power of sale rights, or (iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.

G.        The filing of a court action is not intended to constitute a waiver of the right of any party, including the suing party, thereafter to require submittal of the Claim to arbitration.

H.        By agreeing to binding arbitration, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any Claim.  Furthermore, without intending in any way to limit this agreement to arbitrate, to the extent any Claim is not arbitrated, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of such Claim.  This provision is a material inducement for the parties entering into this agreement.

Borrower represents to Lender that the proceeds of this loan are to be used primarily for business, commercial or agricultural purposes. Borrower acknowledges having read and understood, and agrees to be bound by, all terms and conditions of this Note.

NOTICE OF FINAL AGREEMENT:

19.       THIS WRITTEN PROMISSORY NOTE AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signatures appear on the following page.]

Exhibit A-3

LENDER:                                                        BORROWER:

BANK OF AMERICA, N.A.                          TOR MINERALS INTERNATIONAL, INC.

By:                                                                   By:

Name:                                                              Name:

Title:                                                                 Title:

Exhibit A-3